UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

On January 5, 2007, Interstate Bakeries Corporation (the "Company") issued a press release announcing the entry of an order by the United States Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”) approving a settlement (the “Settlement”) to reconstitute the Company's Board of Directors (the “Board”).

As a result of the entry of the order, David Pauker and Terry R. Peets were appointed as new members of the Board and Frank E. Horton, G. Kenneth Baum, Ronald L. Thompson, Leo Benatar and Richard L. Metrick no longer serve on the Board, all effective as of January 5, 2007. At this time, the Board has not designated the Committees upon which Messrs. Pauker and Peets will serve.

For more information regarding the Settlement and the related changes to the composition of the Board, please refer to the press release attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 5, 2007, and the Company’s amended motion with the Bankruptcy Court attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	INTERSTATE BAKERIES CORPORATION

	By:	/s/ Ronald B. Hutchison
Ronald B. Hutchison
Executive Vice President and
Chief Financial Officer

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